UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PALOMINO LABORATORIES INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PALOMINO LABORATORIES INC.

130 Castilian Drive, Suite 102

Goleta, California 93117

September [  ], 2026

To our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Palomino Laboratories Inc., a Delaware corporation (the “Company,” “Palomino,” “PALX,” “we,” “us” or “our”), to be held on November 5, 2026, at 10:00 a.m. Pacific Time, as a “virtual meeting” via live audio webcast.

The enclosed Notice of the 2026 Annual Meeting of Stockholders and Proxy Statement includes information about the matters to be acted upon by stockholders at the Annual Meeting. You may vote by completing, signing and returning your completed proxy card (or a voting instruction form, if you hold your shares through a broker). If you decide to attend the Annual Meeting of Stockholders, you may revoke your proxy at that time and vote your shares at such meeting.

Stockholders of record at the close of business on September 23, 2026, are entitled to notice of and to vote at the Annual Meeting.

On behalf of the Board of Directors and management, thank you for your continued support of Palomino Laboratories Inc.

Sincerely,

/s/ Jeffrey Shealy
Jeffrey Shealy
Chief Executive Officer

PALOMINO LABORATORIES INC.

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 5, 2026

To the Stockholders of Palomino Laboratories Inc.:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Palomino Laboratories Inc. (the “Company”) will be held on November 5, 2026, at 10:00 a.m., Pacific Time as a “virtual meeting” via live audio webcast.

At the Annual Meeting, stockholders will be asked to vote on the following matters (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect three (3) directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal (“Proposal One” or the “Election of Directors Proposal”);

2.	To ratify the appointment of KNAV CPA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal Two” or the “Auditor Ratification Proposal”);

3.	To approve an amendment to Section 17(c) of the Palomino Laboratories Inc. 2025 Equity Incentive Plan (the “2025 Plan”) to increase the number of shares reserved for issuance under the 2025 Plan such that, effective immediately, the number of shares reserved for issuance under the 2025 Plan will be, at all times, the greater of 10,000,000 shares or fifteen percent (15%) of the issued and outstanding shares of Common Stock (on an as-converted basis). (“Proposal Three” or the “Equity Plan Amendment Proposal”); and

4.	To transact such other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote in favor of each director nominee and each of the other proposals. Please refer to the Proxy Statement for detailed information about the Annual Meeting, each director nominee, and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote as soon as possible even if you plan to attend the Annual Meeting.

Sincerely,

/s/ Jeffrey Shealy
Jeffrey Shealy
Chief Executive Officer

Palomino Laboratories Inc.

130 Castilian Drive, Suite 102

Goleta, California 93117

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

November 5, 2026

GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Palomino Laboratories Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2026 Annual Meeting of Stockholders of the Company to be held on November 5, 2026, at 10:00 a.m. Pacific Time, or at any adjournment thereof (the “Annual Meeting”).

The shares represented by your proxy will be voted as indicated on your properly executed and returned proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (“Proposal One” or the “Election of Directors”) unless you specifically withhold authority to vote for one or more of the director nominees;

FOR ratifying the appointment of KNAV CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal Two” or “Auditor Ratification Proposal”); and

FOR the approval of an amendment to the Palomino Laboratories Inc. 2025 Equity Incentive Plan (the “2025 Plan”) to amend Section 17(c) of the “2025 Plan” to increase the number of shares reserved for issuance under the 2025 Plan such that, effective immediately, the number of shares reserved for issuance under the 2025 Plan will be, at all times, the greater of 10,000,000 shares or fifteen percent (15%) of the issued and outstanding shares of Common Stock (on an as-converted basis) (“Proposal Three” or the “Equity Plan Amendment Proposal ”).

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

You will be able to attend the Annual Meeting via live audio webcast by visiting the virtual meeting website at [  ]. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided with the proxy materials that you received for the Annual Meeting. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares by promptly completing, signing and returning the enclosed proxy card. You may also vote your shares over the Internet in accordance with the instructions on the proxy card. Any stockholder attending the Annual Meeting may vote during the virtual meeting, even if you have already returned a proxy card or voting instruction card.

These proxy solicitation materials are first being mailed to stockholders on or about September [  ], 2026.

VOTING SECURITIES

Stockholders of record at the close of business on September 23, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 27,636,539 shares of the Company’s common stock, $0.0001 par value (“Common Stock”), were issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

RESULTS

Voting results will be tabulated and certified by the Inspector of Elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be filed with the SEC on a Current Report on Form 8-K within four business days of the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate voting power of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting with respect to such matter.

Broker non-votes (i.e., votes for shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted as “shares present” at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business so long as the broker can vote on any proposal being considered. However, brokers cannot vote on their clients’ behalf on “non-routine” proposals for which they have not received voting instructions from their clients for such proposals.

With respect to Proposal One, directors will be elected by a majority of the votes cast at the Annual Meeting. Stockholders may vote “FOR” a director nominee or “WITHHOLD” authority to vote for a director nominee. Because directors are elected by a majority of the votes cast, “WITHHOLD” votes and broker non-votes will not be counted as votes cast and will have no effect on the outcome of Proposal One. This proposal is considered a “non-routine” matter, and brokers, banks and other nominees do not have discretionary authority to vote shares on Proposal One without instructions from the beneficial owner.

With respect to Proposal Two, approval requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal Two. Proposal Two is considered a “routine” matter, and brokers, banks and other nominees generally have discretionary authority to vote uninstructed shares on this proposal. Accordingly, broker non-votes are not expected with respect to Proposal Two.

With respect to Proposal Three, approval requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal Three. Proposal Three is considered a “non-routine” matter, and brokers, banks and other nominees do not have discretionary authority to vote shares on Proposal Three without instructions from the beneficial owner.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as otherwise described in this Proxy Statement, none of the Company’s directors or executive officers, or any associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than the election to office of the director nominees and interests arising from the ownership of securities of the Company where such holders receive no extra or special benefit not shared on a pro rata basis by all holders of the same class.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Jeffrey Shealy, the Company’s Chief Executive Officer, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, mail, e-mail or facsimile. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices and proxy statements. “Householding” is the term used to describe the practice of delivering a single set of notices and proxy statements to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notices and proxy statements, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Richard Ogawa, Secretary, at 130 Castilian Drive, Suite 102, Goleta, California 93117. If you receive more than one proxy card because your shares are registered in different accounts follow the instructions included on each proxy card and vote each proxy card.

AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and form of proxy are first being made available to stockholders beginning approximately September [  ], 2026. These documents are also included in our filings with the SEC, which you can access electronically at the SEC’s website at http://www.sec.gov and on the Company’s website at www.palominolabs.ai/.

VOTING AND STOCK OWNERSHIP

If shares are registered directly in a stockholder’s name with the Company’s transfer agent, you are a record holder with respect to those shares and the Proxy Statement and form of Proxy are sent directly to you. You can vote your shares by completing, dating and signing the proxy card that is included with this Proxy Statement.

If your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name.” The Proxy Statement and the form of voting instruction card are sent to you by your broker, trustee, or other nominee who is considered, with respect to those shares, the stockholder of record.

If you are a stockholder of record as of the close of business on the Record Date, you may attend the Annual Meeting and vote your shares of Common Stock online instead of returning your signed proxy card. If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank, or other nominee, you must follow the instructions provided to you and obtain a valid proxy from your broker, bank or other nominee to vote your shares of Common Stock online at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board currently consists of three (3) directors. All of the current members of the Board have been nominated for re-election. Stockholders and their proxies cannot vote for more than three (3) nominees at the Annual Meeting. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected; however, if a nominee should withdraw his or her name from consideration for any reason or otherwise become unable to serve before the Annual Meeting, the Board reserves the right to substitute another person as nominee, and the persons named on your proxy card as proxies will vote for any substitute nominated by the Board. If elected, each nominee will serve until the 2027 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Jeffrey B. Shealy is the co-founder and CEO of Palomino Labs and serves on its Board of Directors. He brings more than 25 years of experience in Group III-Nitride semiconductor materials and device technologies, including GaN-based electronics and optoelectronic applications such as microLEDs. Prior to founding Palomino Labs, Mr. Shealy co-founded Akoustis Technologies, Inc., where he served as CEO from 2014 to 2024. Previously, he spent more than a decade at RF Micro Devices, Inc. (now Qorvo, Inc.), ultimately serving as Vice President and General Manager. Earlier in his career, he founded RF Nitro, a GaN RF power amplifier company acquired by RF Micro Devices in 2001, and held semiconductor research and engineering roles with Hughes Electronics. Mr. Shealy holds M.S. and Ph.D. degrees in Electrical and Computer Engineering from the University of California, Santa Barbara, an M.B.A. from Wake Forest University, and a B.S. in Electrical and Computer Engineering from North Carolina State University.

Steven P. DenBaars is a Distinguished Professor of Materials and Co-Director of the Solid-State Lighting and Energy Electronics Center at UCSB since 1998. Professor DenBaars joined UCSB in 1991 and currently holds the Mitsubishi Chemical Chair in Solid State Lighting and Displays. He is also a current Board member of Aeluma (ALMU), a publicly traded company engaged in the manufacture of high-performance InGaAs sensors, and SmartKem Inc. (SMTK), a publicly traded company in organic electronics. Professor DenBaars was formerly a co-founder and board member of privately held GaN start-up companies, Soraa Inc. and Soraa Laser Diode Inc. Professor DenBaars has been in the compound semiconductor business for over 30 years starting with his prior work at Hewlett-Packard Optoelectronics division in 1988 and involvement in more than two LED companies and one laser diode company. Professor DenBaars’ specific research interests include growth of wide-band gap semiconductors (GaN based), and their application to Blue LEDs and lasers and energy efficient solid state lighting. This research has led to over 1,140 scientific publications and over 190 U.S. patents on electronic materials and devices. He has been awarded an NSF Young Investigator award, Young Scientist Award of the ISCS, IEEE Aron Kressel Award, ISCS Quantum Device Award (2021), and he is an IEEE Fellow. He was elected to the National Academy of Engineering (2012), and elected Fellow of the National Academy of Inventors (2014).

Richard Ogawa, JD is a licensed attorney and has served as a Partner at Ogawa Professional Corporation which he founded in February of 2010. Mr. Ogawa has served as General Counsel or Chief Intellectual Property Officer for experienced start-ups, building companies in both private and public markets in high technology. He has experience in running and growing public companies in the start-up phase and once they are fully capitalized. Prior to founding his corporation, Mr. Ogawa served as General Counsel at Inphi Corporation from January 2013 to April 2021. Mr. Ogawa served as the Chief Intellectual Property Officer at Khosla Ventures Companies from May 2008 to June 2013. Mr. Ogawa holds a Juris Doctor from University of the Pacific – McGeorge School of Law, and a Bachelor of Science in Chemical Engineering from University of California, Davis. Mr. Ogawa is licensed in the state of California. He is also a registered patent attorney with the U.S. Patent and Trademark Office.

Vote Required

The directors shall be elected by a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected the firm of KNAV CPA LLP (“KNAV”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to ratification by our stockholders at the Annual Meeting.

More information about our independent registered public accounting firm is available under the heading “Independent Registered Public Accounting Firm” on page 23 below.

Vote Required

This Proposal Two requires approval by a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KNAV CPA LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE

PALOMINO LABORATORIES INC. 2025 EQUITY INCENTIVE PLAN

The Board is asking stockholders to approve an amendment (the “Plan Amendment”) to the Palomino Laboratories Inc. 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan was adopted in connection with the Company’s reverse merger in September 2025. The principal purpose of the 2025 Plan is to attract, retain and motivate selected employees, consultants and non-employee directors through stock-based compensation awards and cash-based performance bonus awards.

The Plan Amendment is being submitted to the Company’s stockholders for approval for the first time at the Annual Meeting. The form of Plan Amendment is attached to this Proxy Statement as Annex A. The description below is qualified in its entirety by reference to the 2025 Plan and the Plan Amendment.

Purpose and Effect of the Plan Amendment

The Plan Amendment would amend Section 17(c) of the 2025 Plan to increase the number of shares reserved for issuance under the 2025 Plan such that, effective immediately, the number of shares reserved for issuance under the 2025 Plan will be, at all times, the greater of 10,000,000 shares or fifteen percent (15%) of the issued and outstanding shares of Common Stock (on an as-converted basis).

The Plan Amendment would also revise Section 16(a)(i) to clarify that an increase in the total number of shares that may be issued under the 2025 Plan pursuant to Section 17(c), as amended, does not require a separate amendment to the 2025 Plan.

The Board believes that the Plan Amendment will provide the Company with greater flexibility to maintain an appropriate pool of shares for equity-based incentives as the Company grows and competes for employees, consultants and directors, while establishing an objective formula governing the size of the share reserve in relation to the Company’s total outstanding share capital.

Description of 2025 Plan

Administration

The 2025 Plan will be administered by our board of directors or a committee designated by our board. With respect to grants of awards to our officers or directors, the 2025 Plan will be administered by our Board or a designated committee in a manner that permits such grants and related transactions to be exempt from Section 16(b) of the Exchange Act. The plan administrator will have the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules, or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards, and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2025 Plan.

To the extent permitted by applicable law, the Board may delegate to a committee of one or more officers of the Company the authority to make awards or to take other actions pursuant to the 2025 Plan, but in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, individuals who are subject to Section 16 of the Exchange Act, members of the Board, or officers to whom authority to grant or amend awards has been delegated. Any such delegation will be subject to the restrictions and limits that the Board specifies at the time of such delegation, and may be rescinded at any time by the Board.

Available Shares

The 2025 Plan includes a customary “evergreen” provision with respect to the annual increase of the number of shares at the beginning of each fiscal year of the Company of up to the lesser of (i) four percent (4.0%) of the shares of Common Stock outstanding on the last day of the immediately preceding calendar year or (ii) such number of shares as determined by the administrator. If the Plan Amendment is approved by stockholders, Section 17(c) of the 2025 Plan will instead provide that the number of shares reserved for issuance under the 2025 Plan will be, at all times, the greater of 10,000,000 shares or fifteen percent (15%) of the issued and outstanding shares of Common Stock (on an as-converted basis).

Any shares covered by an award that is forfeited, canceled, or expires will be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2025 Plan. Shares that actually have been issued under the 2025 Plan pursuant to an award will not be returned to the 2025 Plan and will not become available for future issuance under the 2025 Plan, other than unvested shares that are forfeited or repurchased by us. In the event any option or other award granted under the 2025 Plan is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, any shares so tendered or withheld are not again available for awards under the 2025 Plan. To the extent that cash is delivered in lieu of shares of Common Stock upon the exercise of an SAR, then we will be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares of Common Stock which were otherwise issuable upon such exercise. Shares of Common Stock we reacquire on the open market or otherwise using cash proceeds from the exercise of options will not be available for awards under the 2025 Plan.

Dividends

No dividend or dividend equivalent will be paid on any unvested award, although the plan administrator may provide in an award agreement that dividends with respect to unvested portions of awards may accrue and be paid when and if the awards vest and shares are actually issued to the participant.

Eligibility and Types of Awards

The 2025 Plan will permit us to grant stock awards, including stock options, SARs (as defined below), restricted stock, RSUs (as defined below), and dividend equivalent rights to our employees, directors, and consultants.

Stock Options

A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Code, or a nonstatutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator will determine the exercise price for a stock option, within the terms and conditions of the 2025 Plan provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our Common Stock on the date of grant (or 110% of the fair market value in the case of certain incentive stock options, as described below). Options granted under the 2025 Plan will become exercisable at the rate specified by the plan administrator.

The plan administrator will determine the term of the stock options granted under the 2025 Plan up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option award agreement. The optionholder’s stock option award agreement may provide that upon the termination of the optionholder’s relationship with us for cause, the optionholder’s right to exercise his or her options will terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or his or her estate or person who acquired the right to exercise the award by bequest or inheritance may exercise any vested options for a period of twelve (12) months. The option term may be extended in the event that exercise of the option within the applicable time periods is prohibited by applicable securities laws or such longer period as specified in the stock option award agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender of Common Stock previously owned by the optionholder, (iv) a net exercise of the option, (v) past or future services rendered, and (vi) any combination of the foregoing methods of payment.

Unless the plan administrator provides otherwise, awards generally are not transferable, except by will or the laws of descent and distribution.

Incentive stock options may be granted only to our employees (or to employees of our parent company and subsidiaries, if any). To the extent that the aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year under any of our equity plans exceeds $100,000, such options will not qualify as incentive stock options and will instead be treated as nonstatutory stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock (or that of our parent or subsidiaries, if any) may not be an incentive stock option unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed five (5) years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights (“SAR or SARs”) may be granted under the 2025 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator will determine both the number of shares of Common Stock related to each SAR and the exercise price for an SAR, within the terms and conditions of the 2025 PLAN, provided that the exercise price of an SAR cannot be less than 100% of the fair market value of the Common Stock subject thereto on the date of grant. In the case of an SAR granted concurrently with a stock option, the number of shares of Common Stock to which the SAR relates will be reduced in the same proportion that the holder of the stock option exercises the related option.

The plan administrator will determine whether to deliver cash in lieu of shares of Common Stock upon the exercise of an SAR. If Common Stock is issued, the number of shares of Common Stock that will be issued upon the exercise of an SAR is determined by dividing (i) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of Common Stock on the exercise date.

If the plan administrator elects to pay the holder of the SAR cash in lieu of shares of Common Stock, the holder of the SAR will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.

The exercise of an SAR related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2025 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.

Restricted Stock Awards

Restricted stock awards are awards of shares of our Common Stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us.

Restricted Stock Units

A restricted stock unit (“RSU”) is a right to receive stock, cash equal to the value of a share of stock, or other securities, or a combination of the three at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the RSU award, including the size of the RSU award, the consideration (if any) to be paid by the recipient, vesting schedule, and criteria and form (stock or cash) in which the award will be settled. If a participant’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally will be forfeited to us.

Dividend Equivalent Rights

Dividend equivalent rights entitle the recipient to compensation measured by dividends paid with respect to a specified number of shares of Common Stock. The plan administrator sets the terms of any award of dividend equivalent rights.

Performance-Based Compensation

The 2025 Plan establishes procedures for the Company to grant performance-based awards, meaning awards structured so that they will vest only upon the achievement of performance criteria established by the plan administrator for a specified performance period. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. The plan administrator will have the discretion to adjust the minimum level of achievement required for achievement of performance awards if the plan administrator determines that a change in our business, operations, corporate structure or capital structure, the manner in which we conduct our business, or other events or circumstances render the performance objectives unsuitable. The plan administrator will also have the discretion to adjust the performance objectives for other material events not originally contemplated when the performance objectives were established, such as extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or other unusual items.

The business measures that may be used to establish the performance criteria may include one of, or combination of, the following:

●	Net earnings or net income (before or after taxes);
●	Earnings per share;
●	Net sales growth;
●	Net operating profit;
●	Return measures (including, but not limited to, return on assets, capital, equity, or sales);
●	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
●	Cash flow per share;
●	Earnings before or after taxes, interest, depreciation, and/or amortization;
●	Gross or operating margins;
●	Productivity ratios;
●	Share price (including, but not limited to, growth measures and total stockholder return);
●	Expense targets or ratios;
●	Charge-off levels;
●	Improvement in or attainment of revenue levels;
●	Operating efficiency;
●	Operating expenses;
●	Economic value added;
●	Improvement in or attainment of expense levels;
●	Improvement in or attainment of working capital levels;
●	Debt reduction;
●	Capital targets;
●	Consummation of acquisitions, dispositions, projects, or other specific events or transactions; or
●	Other significant business milestones.

Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2025 Plan will terminate unless they are assumed in connection with the corporate transaction.

The plan administrator has the authority to determine, before or at the time of any corporate transaction, the impact that the corporate transaction will have on outstanding awards under the 2025 Plan. For example, the plan administrator may determine that (i) awards will vest and become exercisable, or that other restrictions on such awards will lapse, (ii) awards will be assumed by the surviving corporation in the corporate transaction or replaced with awards that have substantially equivalent terms, (iii) participants will receive a payment in satisfaction of outstanding awards, and (iv) in the case of options and SARs, participants will receive a payment in an amount equal to the amount, if any, by which the fair market value of the shares subject to award exceeds the exercise price. The plan administrator is not required to treat all awards in the same way.

Compensation Recovery (Clawback) Policy

All awards under the 2025 Plan will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any applicable compensation recovery, clawback, forfeiture or other similar policy adopted by our Board and as in effect from time to time or applicable law. Further, to the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of an award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant may be required to repay any such excess amount to the Company.

Amendment and Termination

Our board of directors generally may amend, suspend, or terminate the 2025 Plan. However, it may not amend the 2025 Plan without stockholder approval for certain actions, such as an increase in the number of shares reserved under the 2025 Plan, except for increases made pursuant to Section 17(c) in accordance with its terms, modifications to the provisions of the 2025 Plan regarding the grant of incentive stock options, modifications to the provisions of the 2025 Plan regarding the exercise prices at which shares may be offered pursuant to options, extension of the expiration date of the 2025 Plan, and certain modifications to awards, such as reducing the exercise price per share, canceling and regranting new awards with lower prices per share than the original prices per share of the cancelled awards, or canceling any awards in exchange for cash or the grant of replacement awards with an exercise price that is less than the exercise price of the original awards.

Tax Withholding

The plan administrator may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (i) causing the participant to tender a cash payment, (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the participant in connection with the award, (iii) delivering to the Company already-owned shares of Common Stock, (iv) selling shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the participant in connection with the award, (v) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (vi) any other means that the plan administrator determines both to comply with applicable laws and be consistent with the purposes of the 2025 Plan.

Summary of U.S. Federal Income Tax Aspects Related to the 2025 Plan

The following summary is intended only as a general guide to certain U.S. federal income tax consequences under current law of participation in the 2025 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on any participant’s particular circumstances. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws. Furthermore, the tax consequences are complex and subject to change, and a participant’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2025 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of underlying shares within two years after the date of grant of the option or within one year after the date of exercise of the option (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed to the participant as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for (i) sales of the shares in a disqualifying disposition, (ii) basis adjustments for computing alternative minimum taxable income on a subsequent sale of the shares, and (iii) tax credits that may be available to participants subject to the alternative minimum tax.

Stock Options

Options not qualifying as incentive stock options, along with options expressly designated as nonstatutory stock options, will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon the grant of such an option so long as (i) the exercise price is not less than the fair market value of the stock on the date of grant, and (ii) the option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. If the participant is an employee, such ordinary income amount will be subject to withholding of income and employment taxes. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any recognized gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss, which will be short-term or long-term gain or loss, depending on the holding period of the stock.

Stock Appreciation Rights

A participant will not normally recognize taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation).

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the Determination Date (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

The determination date is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of  (i) the date the shares become transferable, (ii) the date the shares are no longer subject to a substantial risk of forfeiture, or (iii) the date the shares are acquired if the participant makes a timely election under Code Section 83(b) (“Determination Date”). If the shares are subject to a substantial risk of forfeiture and not transferable when issued, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, and other provisions, no later than thirty (30) days after the date the shares are acquired.

Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to the Company pursuant to a forfeiture provision, a participant’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from restricted stock is recognized by the participant.

Restricted Stock Units

A participant will not normally recognize taxable income upon receipt of an RSU award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and/or the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Dividend Equivalent Rights

A recipient of dividend equivalent rights generally will recognize ordinary income at the time the dividend equivalent right is paid. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Other Awards

We generally will be entitled to an income tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation). Participants typically are subject to income (and employment) tax and recognize such tax at the time that an award is granted, exercised, vests, or becomes nonforfeitable, unless the award provides for a further deferral.

Section 409A

Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements. Most awards granted under the 2025 Plan will be designed to qualify for an exemption from the requirements of Section 409A. Certain awards under the 2025 Plan, however, may be subject to the requirements of Section 409A in form and in operation. Awards that are subject to Section 409A will generally be designed to meet the conditions under Section 409A for avoiding the adverse tax consequences resulting from a failure to comply with Section 409A. If an award under the 2025 Plan is subject to Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received.

Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% tax on the participant’s compensation recognized as ordinary income, as well as interest on such deferred compensation.

Impact of Section 162(m) on Tax Deductibility of Awards Under the 2025 Plan

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any of our covered employees in excess of $1 million. For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our principal financial officer, our three other most highly compensated officers, any individual who was a covered employee for any taxable year beginning after December 31, 2016, and, for any taxable year beginning after December 31, 2026, the next five highest-compensated employees. Compensation attributable to awards under the 2025 Plan either on its own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. In addition, the Company’s ability to realize the benefit of any tax deductions described above depends on our generation of taxable income as well as the requirement of reasonableness, other limitations on deductions in the Code and the satisfaction of tax reporting obligations.

Text of the Amendment

If approved by stockholders, Section 17(c) of the 2025 Plan will be amended and restated substantially as set forth in Annex A. In addition, Section 16(a)(i) will be revised to provide that an increase in the number of shares reserved for issuance under the 2025 Plan made pursuant to Section 17(c), as amended, will not require separate stockholder approval.

New Plan Benefits

The benefits that will be received by or allocated to eligible participants under the 2025 Plan, as amended, are not presently determinable because awards under the 2025 Plan are discretionary. Accordingly, the amounts and types of future awards to directors, executive officers, employees and consultants cannot be determined at this time.

Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences associated with awards under the 2025 Plan. It is not intended to be complete and does not describe state, local or non-U.S. tax consequences. The tax consequences of an award depend on the type and terms of the award and the circumstances of the recipient. Participants should consult their own tax advisers regarding awards under the 2025 Plan.

Generally, a participant does not recognize taxable income upon the grant of a nonqualified stock option and recognizes ordinary income upon exercise equal to the excess of the fair market value of the shares acquired over the exercise price. Incentive stock options may qualify for different federal income tax treatment if applicable statutory requirements are satisfied. Restricted stock and other stock-based awards generally result in ordinary income when the award becomes transferable or is no longer subject to a substantial risk of forfeiture, subject to applicable elections and the terms of the award. The Company generally may be entitled to a corresponding deduction when the participant recognizes ordinary income, subject to applicable limitations under the Internal Revenue Code.

Reasons for Stockholder Approval

The Board believes that equity-based compensation aligns the interests of employees, consultants and directors with those of the Company’s stockholders and is an important component of the Company’s ability to attract, retain and motivate qualified personnel. The Board believes that the Plan Amendment will provide additional flexibility to support these objectives while establishing an objective formula governing the size of the share reserve in relation to the Company’s total outstanding share capital.

Vote Required

This Proposal Three requires approval by a majority of the votes cast at the Annual Meeting.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

GOVERNANCE MATTERS

Board Composition

The Board currently consists of three members who hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers. The Company is not aware of any of its directors or executive officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board of Directors Risk Oversight

The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company. The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks.

Director Independence

The Company’s securities are not listed on a national securities exchange. The Board nevertheless evaluates director independence using the standards set forth in Nasdaq Listing Rule 5605(a)(2). Based on the Company’s most recent determination, Steven DenBaars is independent under those standards.

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings of stockholders.

Board Committees

We currently have no committees. Rather, the functions typically associated with auditing and other such committees are performed by our Board, which currently consists of three members, one of whom is considered independent.

Code of Ethics

We have adopted a Code of Ethics that applies to our directors, officers, and all employees. The Code of Ethics addresses, among other matters, conflicts of interest and corporate opportunities, fair dealing, record-keeping and public disclosures, compliance with laws and corporate policies, confidentiality and corporate assets, and reporting and consequences of violations. The provisions of the Code of Ethics are intended to reflect current best practices and enhance the Company’s personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities and improve clarity as to how to address ethical issues that may arise.

Stockholder Communications

The Board currently does not provide a formal process for stockholders to send communications to the Board. Stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Richard Ogawa, at 130 Castilian Drive, Suite 102, Goleta, California 93117, with an instruction to forward the communication to a particular director or the Board as a whole.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 25, 2026, the number of shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each director and director nominee, (iii) each named executive officer and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Shares of Common Stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Because each person’s percentage is calculated using a denominator that includes only that person’s own securities exercisable within 60 days, the percentages shown are not additive.

Percentage ownership is based on 27,636,539 shares of Common Stock outstanding as of the Record Date. Unless otherwise indicated, voting and investment power are exercised solely by the person named or shared with members of such person’s household, and the address of each director and executive officer is c/o Palomino Laboratories Inc., 130 Castilian Drive, Suite 102, Goleta, California 93117.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
Named Executive Officers and Directors
Jeffrey Shealy (1)	4,741,666	17.3%
Richard Ogawa (2)	2,027,500	7.3%
Steven DenBaars (3)	1,907,500	6.8%
Jason Tu (4)	172,917	*
All current directors and executive officers as a group (4 persons) (5)	8,849,583	30.3%
5% Shareholders
Lucius Partners LLC	4,000,000	14.5%
Karthik Gopalakrishnan	2,000,000	7.2%

* Less than 1%

(1) Consists of 3,000,000 shares of restricted Common Stock issued pursuant to restricted stock purchase agreements, 833,333 shares issued upon conversion of simple agreements for future equity, 833,333 shares issuable upon exercise of warrants, and 75,000 shares issuable pursuant to Mr. Shealy’s stock options exercisable within 60 days of the Record Date.

(2) Consists of 1,500,000 shares of restricted Common Stock issued pursuant to restricted stock purchase agreements, 125,000 shares issued upon conversion of simple agreements for future equity, 12,500 shares purchased in the Company’s April 2026 private placement, 120,000 shares received in the Vega Links exchange, 125,000 shares issuable upon exercise of warrants, and 145,000 shares issuable pursuant to Mr. Ogawa’s stock options exercisable within 60 days of the Record Date.

(3) Consists of 1,500,000 shares of restricted Common Stock issued pursuant to restricted stock purchase agreements, 125,000 shares issued upon conversion of simple agreements for future equity, 12,500 shares purchased in the Company’s April 2026 private placement, 125,000 shares issuable upon exercise of warrants, and 145,000 shares issuable pursuant to Professor DenBaars’ stock options exercisable within 60 days of the Record Date.

(4) Consists of 41,667 shares of restricted Common Stock issued pursuant to a restricted stock purchase agreement, 41,667 shares issued upon conversion of a simple agreement for future equity, 41,667 shares issuable upon exercise of warrants, and 47,916 shares issuable pursuant to Mr. Tu’s stock options exercisable within 60 days of the Record Date.

(5) Consists of 7,311,667 shares of Common Stock, 1,125,000 shares issuable upon exercise of warrants, and 412,916 shares issuable pursuant to stock options exercisable within 60 days of the Record Date, held by the Company’s four directors and executive officers.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The Company is a smaller reporting company and is providing the scaled executive compensation disclosure permitted under applicable SEC rules.

Employment and Consulting Arrangements

We entered into employment agreement with Jeffrey Shealy, dated April 4, 2025, for employing him as the President and Chief Executive Officer of Palomino with an effective date of April 14, 2025. Pursuant to this agreement, Mr. Shealy was paid $25,000 per month, on a bi-monthly basis, and 4,000,000 shares of Private Palomino’s Common Stock, which were previously issued by way of restricted stock purchase agreements dated February 24, 2024 and March 24, 2025, and which converted into 3,000,000 shares of the Company’s Common Stock in connection with the Merger. The employment is “at-will” and either party may terminate the agreement for any reason, with or without, cause or notice. Additionally, Mr. Shealy was required to sign a proprietary information and inventions agreement with customary terms and conditions. On July 11, 2026, the Board granted Mr. Shealy an incentive stock option to purchase 300,000 shares of Common Stock at an exercise price of $4.86 per share, which was the closing price of the Common Stock on the OTCQB Venture Market on July 10, 2026, the last trading day preceding the date of grant. The option vests upon the Company’s completion of a qualifying strategic acquisition, followed by monthly service vesting over twelve months, and has a term of ten years. On September 22, 2026, the Board granted Mr. Shealy 900,000 performance-based restricted stock units (“RSUs”) under the 2025 Plan. None of the RSUs will vest unless, on or before December 31, 2027, the Company (A) achieves either booked orders or payments of at least $10 million or private or public funding of at least $40 million and (B) lists its Common Stock on the Nasdaq Stock Market or the New York Stock Exchange (together, the “Performance Milestone”). Once the Performance Milestone is achieved, the RSUs will vest in equal monthly installments over 24 months, subject to Mr. Shealy’s continued service.

We entered into a consulting agreement with Jason Tu, through J2 Advisory LLC, under which he serves as the Company’s Chief Accounting Officer and Treasurer. Pursuant to this agreement, Mr. Tu is paid $10,000 per month beginning September 30, 2025 and received 41,667 shares of Common Stock, which were previously issued under a Restricted Stock Purchase Agreement dated July 11, 2025. All 41,667 shares were fully vested as of December 31, 2025. Additionally, pursuant to amended statements of work dated September 30, 2025 and March 11, 2026, Mr. Tu received nonstatutory stock options to purchase 100,000 and 50,000 shares of Common Stock, respectively, each at an exercise price of $1.14 per share and each vesting monthly over four years. On July 11, 2026, the Board granted Mr. Tu a nonstatutory stock option to purchase 50,000 shares of Common Stock at an exercise price of $4.86 per share, which was the closing price of the Common Stock on July 10, 2026, the last trading day preceding the date of grant, vesting upon the Company’s completion of a qualifying strategic acquisition, followed by monthly service vesting over twelve months. On September 22, 2026, the Board granted Mr. Tu 100,000 performance-based RSUs under the 2025 Plan. The RSUs are subject to the Performance Milestone and, once it is achieved, vest in equal monthly installments over 12 months, subject to Mr. Tu’s continued service.

Director Compensation

The Company does not currently provide annual cash compensation to its directors for service as directors, although directors are reimbursed for reasonable expenses incurred in connection with their service.

Effective January 1, 2026, each of Professor DenBaars and Mr. Ogawa received a nonstatutory stock option to purchase 120,000 shares of Common Stock at an exercise price of $1.14 per share, of which 30,000 shares vested on the effective date and the remainder vests at the rate of 10,000 shares per month. On July 11, 2026, the Board granted each of Professor DenBaars and Mr. Ogawa a nonstatutory stock option to purchase 100,000 shares of Common Stock at an exercise price of $4.86 per share, which was the closing price of the Common Stock on July 10, 2026, the last trading day preceding the date of grant, vesting upon the Company’s completion of a qualifying strategic acquisition, followed by monthly service vesting over twelve months. On September 22, 2026, the Board granted each of Professor DenBaars and Mr. Ogawa 200,000 performance-based RSUs under the 2025 Plan. The RSUs are subject to the Performance Milestone described under “Employment and Consulting Arrangements” above and, once it is achieved, vest in equal monthly installments over 12 months, subject to continued service.

Related Party Transactions

Related Party Employment, Consulting and Equity Arrangements

Set forth below is a description of certain relationships and related person transactions between the Company and its directors, executive officers, and holders of more than five percent of our outstanding voting securities, or their immediate family members or affiliated entities (each, a “Related Person”), since the beginning of our last fiscal year, as well as certain historical transactions related to the founding of the Company.

In connection with the organization and founding of the Company, Jeffrey Shealy, who currently serves as our Chief Executive Officer and a member of our Board of Directors, Richard Ogawa, member of our Board of Directors, and Steven DenBaars, also member of our Board of Directors and the members below are Related Parties, and provided founding and organizational services to the Company without receiving any salary or other cash compensation. These individuals also contributed financing using personal funds to the Company in exchange for shares or options of common stock/convertible promissory notes/other securities, the proceeds of which were used to fund the Company’s initial formation and early-stage operating expenses. Because the Company had limited operations and no independent directors at the time these arrangements were entered into, such transactions were not negotiated on an arm's-length basis. The Board of Directors has reviewed and ratified these founding transactions and has determined that the terms thereof were reasonable and consistent with those that could have been obtained from unrelated third parties under comparable circumstances at such an early stage of the Company’s development.

The Board is responsible for the review, approval, or ratification of related person transactions required to be disclosed under Item 404(a) of Regulation S-K. Any related person transactions occurring after the adoption of this policy have been reviewed and approved in accordance with its terms.

In February 2023, the Company entered into a consulting arrangement with Jeffrey Shealy, the Company’s Chief Executive Officer and a director, pursuant to which Mr. Shealy provided services relating to technology development, financial planning, marketing, intellectual property and operational management in consideration for restricted stock. In April 2025, Mr. Shealy entered into a full-time employment agreement with the Company providing for an annual base salary of $300,000 and customary employee benefits. The employment agreement has no specified term and may be terminated by either party at any time. As of December 31, 2025, $12,500 of Mr. Shealy’s salary remained accrued and unpaid.

Dalton DenBaars, the son of Steven DenBaars, a founder and director of the Company, began providing services to the Company on an as-needed basis in March 2025 and became a part-time employee effective October 15, 2025, at an annual salary of $90,000. The Company recognized $17,323 of expense relating to Mr. DenBaars during 2025 and $43,750 of compensation expense during the six months ended June 30, 2026. No amounts were payable to Mr. DenBaars as of June 30, 2026. During the six months ended June 30, 2026, the Company also utilized consulting services provided by Steven DenBaars and recognized $57,839 of compensation expense, of which $892 remained accrued and unpaid as of June 30, 2026.

During 2025, the Company issued Erica Honick, the wife of Jeffrey Shealy, 62,500 shares of restricted stock in consideration for human resources services. The awards were fully vested as of December 31, 2025 upon satisfaction of applicable performance criteria. Separately, Ms. Honick provides human resources, talent development, risk management and related consulting services to the Company for $10,000 per month and received the right to purchase 30,000 shares of the Company’s Common Stock, vesting over four years. The Company recognized $30,000 of consulting expense under this arrangement during 2025 and $60,000 of cash compensation during the six months ended June 30, 2026. As of June 30, 2026, $10,000 remained payable to Ms. Honick.

During 2025, the Company entered into restricted stock arrangements with certain other members of Mr. Shealy’s family in consideration for advisory services. James Shealy, Mr. Shealy’s brother, received 50,000 restricted shares for services relating to semiconductor services, government grant proposals and fundraising, which were fully vested as of December 31, 2025. In January 2026, the Company also purchased test equipment from James Shealy for $28,197. On September 22, 2026, the Board granted James Shealy 15,000 restricted stock units under the 2025 Plan for continued advisory services, vesting monthly over four years from April 26, 2026, subject to a one-year cliff. Eric Cerini, Mr. Shealy’s father-in-law, received 62,500 restricted shares for semiconductor device management advisory services, vesting over four years subject to a one-year cliff. Michael Shealy, Mr. Shealy’s brother, received 50,000 restricted shares for semiconductor management consulting services, vesting over four years subject to a one-year cliff. Catherine Sinclair, Mr. Shealy’s sister, received 41,667 restricted shares for advisory services relating to lighting-services applications.

During 2025, the Company issued Maggie Nguyen, the wife of the Company’s Secretary and director, 41,667 shares of restricted stock in consideration for advisory services relating to accounting, finance, payroll and benefits. The awards were fully vested as of December 31, 2025 upon satisfaction of applicable performance criteria. Separately, Maggie Nguyen LLC provides finance, accounting, payroll and benefits consulting services to the Company for $10,000 per month and received the right to purchase 30,000 shares of the Company’s Common Stock, vesting over four years. The Company recognized $30,000 of consulting expense during 2025 and $60,000 of cash compensation during the six months ended June 30, 2026. As of June 30, 2026, $10,000 remained payable under this arrangement.

Related Party SAFE Financings and Loans

In April 2023, the Company issued SAFEs in the principal amount of $50,000 each to Jeffrey Shealy, Steven DenBaars and Richard Ogawa, a founder, director and Secretary of the Company, for aggregate proceeds of $150,000. During April, May and June 2025, the Company issued additional SAFEs to related parties for aggregate gross proceeds of $1,520,000, of which $950,000 was invested by Mr. Shealy, our Chief Executive Officer and a director, $100,000 by each of Professor DenBaars and Mr. Ogawa, and the balance by members of Mr. Shealy’s immediate family and the spouse of Mr. Ogawa. The SAFEs bear no interest and have no stated maturity date. Upon a qualifying equity financing, the SAFEs automatically convert into preferred stock at a price equal to 80% of the lowest price per share of preferred stock sold in such financing. The SAFEs also provide for specified payments upon a liquidity or dissolution event and are junior to indebtedness and creditor claims, pari passu with other SAFEs and preferred equity, and senior to other equity of the Company.

In connection with the Merger, all outstanding SAFEs converted into shares of Common Stock and warrants at a conversion price of $1.20 per share, representing a 20% discount to the $1.50 per unit price in the Offering. Mr. Shealy received 833,333 shares of Common Stock and warrants to purchase 833,333 shares, and each of Professor DenBaars and Mr. Ogawa received 125,000 shares of Common Stock and warrants to purchase 125,000 shares.

In May 2023, the Company also entered into an unsecured, non-interest-bearing loan with a founding member in the principal amount of $3,140. The loan was payable on demand and was repaid in full during 2025.

Vega Links Acquisition

On July 31, 2026, the Company entered into a Share Exchange Agreement and Plan of Reorganization with Vega Links, Inc. (“Vega Links”) and its stockholders, pursuant to which the Company acquired all 11,180,000 outstanding shares of Vega Links in exchange for an aggregate of 4,472,000 shares of the Company’s Common Stock, representing an exchange ratio of 0.4 shares of Company Common Stock for each share of Vega Links. As a result of the transaction, Vega Links became a wholly owned subsidiary of the Company. The shares issued to the former Vega Links stockholders are subject to applicable vesting schedules under their existing stock purchase agreements, and certain stockholders are also subject to lock-up restrictions.

Richard Ogawa, the Company’s Secretary and a director, was a director and stockholder of Vega Links prior to the acquisition and therefore had an interest in the transaction. Pursuant to the Share Exchange Agreement, Mr. Ogawa exchanged his 300,000 shares of Vega Links Common Stock for 120,000 shares of the Company’s Common Stock. The shares received by Mr. Ogawa remain subject to the applicable vesting schedule under his existing stock purchase agreement with Vega Links.

Related Party Obligations Assumed in the Unite Merger

In connection with the Company’s September 2025 merger with Unite Acquisition 3 Corp. (“Unite”), the Company assumed certain related-party obligations of Unite. These included a promissory note payable to Unite’s former sole stockholder, which was non-interest-bearing absent an event of default and was repaid in full in October 2025, and an unsecured promissory note payable to Lucius Partners Opportunity Fund, LP, an affiliate of the Company, with a principal balance of $275,000 and accrued interest of $30,468 as of September 30, 2025. The Lucius Partners note bore interest at 12% per annum and was repaid in full, including accrued interest, in October 2025 for an aggregate payment of $305,468.

Unite also had a services agreement with Lucius Partners pursuant to which it paid Lucius Partners $1,250 per quarter for advisory, accounting and administrative support services and used management office space and equipment. The agreement was terminated in connection with the merger. In addition, the Company assumed a $7,000 payable to Unite’s former Chief Executive Officer for services rendered prior to the merger, which was paid in full in October 2025.

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has appointed KNAV CPA LLP (“KNAV”) to serve as the independent registered public accounting firm for the year ending December 31, 2026.

Fees Paid to Auditor

The following table sets forth the fees for professional services rendered by KNAV for audit and other services provided for the fiscal year ended.

Fee Category	December 31, 2025

Audit fees	$161,200
Audit-related fees	36,750
Tax fees	-
All other fees	-
Total fees	$197,950

In accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid KNAV for professional services for the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2025, included in Form 10-K and review of consolidated financial statements included in Form 10-Qs.

Pre-Approval Policies and Procedures

Because the Company currently has no standing audit committee, the Board performs the functions ordinarily performed by an audit committee, including oversight of the Company’s independent registered public accounting firm

By Order of the Board of Directors,

/s/ Jeffrey Shealy
Jeffrey Shealy, Chief Executive Officer

VOTE BY MAIL Mark, sign and date the enclosed proxy card and return it in the envelope provided.

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999	VOTE ONLINE You may vote at the Annual Meeting to be held on November 5, 2026 at 10:00 a.m. (Pacific Time) at www [ ].

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Stockholders Proxy Card – Palomino Laboratories Inc.

DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR

NOMINEES LISTED IN PROPOSAL ONE, “FOR” PROPOSAL TWO, AND “FOR” PROPOSAL THREE.

PROPOSAL ONE	ELECTION OF DIRECTORS

☐	FOR ALL DIRECTOR NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

1 Jeffrey Shealy	2 Steven DenBaars	3 Richard Ogawa

PROPOSAL TWO	TO RATIFY THE APPOINTMENT OF KNAV CPA LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

PROPOSAL THREE	EQUITY INCENTIVE PLAN AMENDMENT

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

Date	Signature	Signature, if held jointly

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

*SPECIMEN*	AC: ACCT9999	90.00

PALOMINO LABORATORIES INC.

Annual Meeting of Stockholders

November 5, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE BE SURE TO SIGN REVERSE SIDE OR PROXY WILL NOT BE VALID